                                                               EXHIBIT 28(D)(1)

                        INVESTMENT MANAGEMENT AGREEMENT

   THIS AGREEMENT is made by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the "Trust"), a Delaware statutory trust, on behalf of each of its series (the "Funds"), which are listed in Schedule A to this Agreement, and LINCOLN INVESTMENT ADVISORS CORPORATION (the "Investment Manager"), a Tennessee corporation.

                                  WITNESSETH:

   WHEREAS, the Trust has been organized and operates as a series investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, each Fund engages in the business of investing and reinvesting its assets in securities; and

   WHEREAS, the Investment Manager is registered under the Investment Advisers Act of 1940 as an investment adviser and engages in the business of providing investment management services; and

   WHEREAS, each Fund and the Investment Manager desire to enter into this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

   1. The Trust hereby employs the Investment Manager to manage the investment and reinvestment of each Fund's assets and to administer its affairs, subject to the direction of the Trust's Board of Trustees and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Funds in any way, or in any way be deemed an agent of the Funds. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Fund and shall effect the purchase and sale of such investments in furtherance of each Fund's objectives and policies. The Investment Manager shall furnish the Board of Trustees with such information and reports regarding each Fund's investments as the Investment Manager deems appropriate or as the Board of Trustees may reasonably request.

   2. The Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with each Fund's shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. In conducting its own business and affairs, the Trust may utilize its trustees, officers and employees; may utilize the facilities and personnel of the Investment Manager and its affiliates; and may enter into agreements with third parties, either affiliated or non-affiliated, to perform any of these functions. In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them. Directors, officers and employees of the Investment Manager or its affiliates may be directors, trustees and/or officers of any of the investment companies within the Lincoln Financial Group family. Directors, officers and employees of the Investment Manager or its affiliates who are directors, trustees, and/or officers of these investment companies shall not receive any compensation from such investment companies for acting in such dual capacity.

   3. (a) Subject to the primary objective of obtaining the best execution, the Investment Manager may place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Funds, to the Investment Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a "Sub-Adviser") or to any other fund for which the Investment Manager or any Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other investment company (or series thereof) for which the Investment Manager or any Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of any investment company or series thereof for which the Investment Manager or Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and NASD Regulation, Inc.

   (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Manager may cause a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and to other investment companies (or series thereof) and other advisory accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

   4. As compensation for the services to be rendered to each Fund by the Investment Manager under the provisions of this Agreement, each Fund shall pay monthly to the Investment Manager exclusively from that Fund's assets, a fee based on the average daily net assets of that Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to that Fund as set forth in Schedule A hereto.

   If this Agreement is terminated prior to the end of any calendar month with respect to a particular Fund, the management fee for such Fund shall be prorated for the portion of any month in which this Agreement is in effect with respect to such Fund according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 calendar days after the date of termination.

   5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for a Fund for which it is responsible under this Agreement. The Investment Manager will compensate any Sub-Adviser for its services to the Fund. The Investment Manager may terminate the services of any Sub-Adviser at any time with the approval of the Board of Trustees. At such time, the Investment Manager shall assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the approval of the Board of Trustees and any requisite shareholder approval is obtained. The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

   6. The services to be rendered by the Investment Manager to each Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

   7. The Investment Manager, its trustees, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to any Fund or to any other investment company, corporation, association, firm or individual.

   8. It is understood and agreed that so long as the Investment Manager and/or its advisory affiliates shall continue to serve as each Fund's investment adviser, other investment companies as may be sponsored or advised by the Investment Manager or its affiliates shall have the right to adopt and to use the words "LIAC," "Lincoln Investment Advisors Corporation" in their names and in the names of any series or class of shares of such investment companies.

   9. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to each Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

   10. This Agreement shall be executed and become effective as of the date written below, and shall become effective with respect to each Fund as of the effective date set forth in Schedule A for that Fund, if approved by the vote of a majority of the outstanding voting securities of that Fund. It shall continue in effect for an initial period of two years for each Fund and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of that Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund by the Fund at any time, without the payment of a penalty, on not more than sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Trustees or pursuant to the vote of a majority of the outstanding voting securities of the affected Fund. The Investment Manager may terminate this Agreement as to any Fund at any time, without the payment of a penalty, on sixty days' written notice to the Trust of its intention to do so. Upon termination of this Agreement as to a Fund, the obligations of that Fund and the Investment Manager with respect to that Fund shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

   11. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

   12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 30/th /day of April, 2007.

                         LINCOLN VARIABLE INSURANCE PRODUCTS
                         TRUST, on behalf of each of its series

                         /s/ Daniel R. Hayes
                         -----------------------------------------
                         Daniel R. Hayes
                         Name: Daniel R. Hayes
                         Title: President

                         LINCOLN INVESTMENT ADVISORS CORPORATION

                         /s/ William P. Flory, Jr.
                         -----------------------------------------
                         William P. Flory, Jr.
                         Name: William P. Flory, Jr.
                         Title: Second Vice President & Chief Accounting Officer

                                  SCHEDULE A

   THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

                                MANAGEMENT FEE SCHEDULE
                           (AS A PERCENTAGE OF AVERAGE DAILY
FUND NAME                             NET ASSETS)              EFFECTIVE DATE
---------                 ------------------------------------ ----------------
LVIP Capital Growth Fund. .75% of the first $100 million;      April 30, 2007
                          .70% of the next $150 million;
                          .65% of the next $750 million; and
                          .60% of the excess over $1 billion

LVIP Cohen & Steers       .95%                                 April 30, 2007
  Global Real Estate Fund

LVIP Columbia Value       1.05% of the first $60 million;      April 30, 2007
  Opportunities Fund..... .75% of the next $90 million; and
                          .65% of the excess over $150 million

LVIP Delaware Bond Fund.. .48% of the first $200 million;      April 30, 2007
                          .40% of the next $200 million; and
                          .30% of the excess over $400 million

LVIP Delaware Growth and  .48% of the first $200 million;      April 30, 2007
  Income Fund............ .40% of the next $200 million; and
                          .30% of the excess of $400 million

LVIP Delaware Social      .48% of the first $200 million;      April 30, 2007
  Awareness Fund......... .40% of the next $200 million; and
                          .30% of the excess over $400 million

LVIP Delaware Special     .48% of the first $200 million;      April 30, 2007
  Opportunities Fund..... .40% of the next $200 million; and
                          .30% of the excess over $400 million

LVIP Janus Capital        .75% of the first $500 million; and  April 30, 2007
  Appreciation Fund...... .70% of the excess over $500 million

LVIP MFS International    1.00% of the first $50 million;      October 1, 2010
  Growth Fund............ .95% of the next $50million;
                          .90% of the next $50 million;
                          .85% of the next $100 million; and
                          .80% of the excess over $250 million

LVIP MFS Value Fund...... .75% of the first $75 million;       April 30, 2007
                          .70% of the next $75 million;
                          .65% of the next $50 million; and
                          .60% of the excess over $200 million

                                 MANAGEMENT FEE SCHEDULE
                            (AS A PERCENTAGE OF AVERAGE DAILY
 FUND NAME                             NET ASSETS)              EFFECTIVE DATE
 ---------                 ------------------------------------ ---------------
 LVIP Mid-Cap Value Fund   1.05% of the first $25 million;      April 30, 2007
                           .95% of the next $25 million;
                           .85% of the next $50 million;
                           .75% of the next $150 million; and
                           .70% of the excess over $250 million

 LVIP Mondrian             .90% of the first $200 million;      April 30, 2007
   International Value     .75% of the next $200 million; and
   Fund                    .60% of the excess over $400
                             million

 LVIP Money Market Fund    .48% of the first $200 million;      April 30, 2007
                           .40% of the next $200 million; and
                           .30% of the excess over $400
                             million

 LVIP SSgA Bond Index Fund .40%                                 May 1, 2008

 LVIP SSgA Developed       .75%                                 May 1, 2008
   International 150 Fund

 LVIP SSgA Emerging        1.09%                                June 18, 2008
   Markets 100 Fund

 LVIP SSgA International   .40%                                 May 1, 2008
   Index Fund

 LVIP SSgA Large Cap 100   .52%                                 May 1, 2008
   Fund

 LVIP SSgA S&P 500 Index   .24% of the first $500 million;      April 30, 2007
   Fund                    .20% of the next $500 million; and
                           .16% of the excess over $1 billion

 LVIP SSgA Small-Cap       .32%                                 April 30, 2007
   Index Fund

 LVIP SSgA Small-Mid Cap   .69%                                 May 1, 2008
   200 Fund

 LVIP T. Rowe Price        .80% of the first $50 million;       April 30, 2007
   Growth Stock Fund       .75% of the next $50 million;
                           .70% of the next $150 million;
                           .65% of the next $250 million; and
                           .60% of the excess over $500
                             million

 LVIP T. Rowe Price        .75% of the first $200 million;      April 30, 2007
   Structured Mid-Cap      .70% of the next $200 million; and
   Growth Fund             .65% of the excess over $400
                             million

 LVIP Templeton Growth     .75% of the first $200 million;      April 30, 2007
   Fund                    .65% of the next $300 million; and
                           .60% of the excess over $500
                             million

 LVIP Turner Mid-Cap       .90% of the first $25 million;       April 30, 2007
   Growth Fund             .85% of the next $50 million;
                           .80% of the next $75 million;
                           .70% of the next $100 million; and
                           .65% of the excess over $250
                             million

                                MANAGEMENT FEE SCHEDULE
                           (AS A PERCENTAGE OF AVERAGE DAILY
FUND NAME                             NET ASSETS)               EFFECTIVE DATE
---------                 ------------------------------------- ----------------
LVIP Wells Fargo          .75% of the first $500 million; and   October 1, 2009
  Intrinsic Value Fund    .70% of the excess over $500 million

LVIP Conservative         .25%                                  April 30, 2007
  Profile Fund

LVIP Moderate Profile     .25%                                  April 30, 2007
  Fund

LVIP Moderately           .25%                                  April 30, 2007
  Aggressive Profile Fund

LVIP Protected Profile    .25%                                  April 30, 2007
  2010 Fund

LVIP Protected Profile    .25%                                  April 30, 2007
  2020 Fund

LVIP Protected Profile    .25%                                  April 30, 2007
  2030 Fund

LVIP Protected Profile    .25%                                  April 30, 2007
  2040 Fund

LVIP Protected Profile    .25%                                  April 29, 2011
  2050 Fund

LVIP Delaware Foundation  .75%                                  May 1, 2009
  Aggressive Allocation
  Fund

LVIP Delaware Foundation  .75%                                  May 1, 2009
  Conservative
  Allocation Fund

LVIP Delaware Foundation  .75%                                  May 1, 2009
  Moderate Allocation
  Fund

LVIP Global Income Fund   .65%                                  May 1, 2009

LVIP BlackRock Inflation  0.45% of the first $500 million; and  April 30, 2010
  Protected Bond Fund     0.40% of the excess over $500 million

LVIP Delaware             0.60% of the first $500 million; and  April 30, 2010
  Diversified Floating    0.55% of the excess over $500 million
  Rate Fund

LVIP J.P. Morgan High     0.65% of the first $500 million; and  April 30, 2010
  Yield Fund              0.60% of the excess over $500 million

LVIP American Balanced    .25%                                  July 30, 2010
  Allocation Fund

LVIP American Growth      .25%                                  July 30, 2010
  Allocation Fund

LVIP American Income      .25%                                  July 30, 2010
  Allocation Fund

                               MANAGEMENT FEE SCHEDULE
                          (AS A PERCENTAGE OF AVERAGE DAILY
FUND NAME                            NET ASSETS)              EFFECTIVE DATE
---------                 ----------------------------------  ---------------
LVIP SSgA Conservative    .25%                                July 30, 2010
  Index Allocation Fund

LVIP SSgA Moderate Index  .25%                                July 30, 2010
  Allocation Fund

LVIP SSgA Moderately      .25%                                July 30, 2010
  Aggressive Index
  Allocation Fund

LVIP SSgA Conservative    .25%                                July 30, 2010
  Structured Allocation
  Fund

LVIP SSgA Moderate        .25%                                July 30, 2010
  Structured Allocation
  Fund

LVIP SSgA Moderately      .25%                                July 30, 2010
  Aggressive Structured
  Allocation Fund

LVIP SSgA Global          .25%                                July 30, 2010
  Tactical Allocation
  Fund

LVIP Dimensional U.S.     .25%                                April 29, 2011
  Equity Fund

LVIP Dimensional          .25%                                April 29, 2011
  Non-U.S. Equity Fund

LVIP Vanguard Domestic    .25%                                April 29, 2011
  Equity ETF Fund

LVIP Vanguard             .25%                                April 29, 2011
  International Equity
  ETF Fund

LVIP Total Bond Fund      .25%                                April 29, 2011

LVIP Protected American   .25%                                March 15, 2012
  Balanced Allocation
  Fund

LVIP Protected American   .25%                                March 15, 2012
  Growth Allocation Fund

   The parties hereto have caused this Amendment to be signed by their duly authorized officers as of the 15/th/ day of March, 2012.

LINCOLN VARIABLE INSURANCE               LINCOLN INVESTMENT ADVISORS
PRODUCTS TRUST, on behalf of each of its CORPORATION series

/s/ Daniel R. Hayes                      /s/ Daniel R. Hayes
Daniel R. Hayes                          Daniel R. Hayes
Name: Daniel R. Hayes                    Name: Daniel R. Hayes
Title: President                         Title: President